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                                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of HighwayMaster Communications, Inc. of our report dated February 10, 1997 relating to the financial statements of HighwayMaster Communications, Inc., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

Dallas, Texas
October 20, 1997